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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-159672 and 333-164308 on Form S-8 of our report dated March 10, 2010, relating to the consolidated financial statements of OpenTable, Inc. and its subsidiaries (collectively, the "Company") appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2009.

/S/ DELOITTE & TOUCHE LLP

San Jose, California
March 10, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM